ADDENDUM TO

STOCK PURCHASE AGREEMENT

Notwithstanding anything to the contrary contained in that STOCK PURCHASE AGREEMENT ("Agreement") of even date by and among B4MC GOLD MINES, INC. a Nevada corporation (referred to herein as "Seller" or "Company") and PACIFICWAVE PARTNERS LIMITED (the "Purchaser"), Purchaser and Seller agree as follows:

1.

Upon execution of the Agreement, the Purchaser shall escrow the $248,976.20 purchase price in the attorney IOLTA account of David S. Hunt (“Escrow Holder”) as follows:

ACCOUNT NAME:

The Hunt Law Corporation, P.C. Trust Account

66 Exchange Place, First Floor

Salt Lake City, Utah 84111

ACCOUNT NO.:

05037790-2

ABA ROUTING NO.:

124000054

BANK:

Zions Bank

Salt Lake City, Utah

2.

Upon execution of the Agreement, in accordance with Section 3 of the Agreement, the Seller shall deliver to the Purchaser (i) the certificate[s] representing the Shares, duly endorsed or delivered with stock powers appropriately executed, in either case with medallion signature guarantee[s], in the name of the Purchaser, (ii) the Releases referred to in Section 8 of the Agreement and (iii) a resignation of the sole director of the Seller, effective upon due appointment of a successor thereto, together with a duly adopted written consent of the board of directors of Seller appointing Bennett J. Yankowitz as the sole director and the president, treasurer and secretary of Seller. Upon the receipt of such share certificate, Releases, resignation and written consent the Closing under the Agreement shall have been deemed to take place, and Escrow Holder is instructed thereupon to release $205,000 of the amounts in escrow to Seller.  The forgoing shall constitute an “instruction” to release $205,000 of the Escrowed Funds per Section 3 of the Escrow Agreement. Escrow Holder shall continue to hold in escrow the $43,976.20 balance of the purchase price (the “Liquidated Damages Amount”) in accordance with the provisions of this Agreement.

3.

Purchaser and Seller hereby agree as follows with respect to the release of the Liquidated Damages Amount.  If (i) Seller has, not later than June 3, 2015, completed its financial statements and delivered all materials to its independent auditors necessary for such auditors to commence the audit thereof and in addition (ii) Seller has, not later than June 30, 2015, satisfied all of the conditions set forth in Section 8 of the Agreement in all material respects, then, the Escrow Holder is authorized to release the Escrow Amount to Seller. If the conditions set forth in clauses (i) and (ii) of this Section 3 have not been satisfied by the dates indicated, then Escrow Holder shall return the Liquidated Damages Amount to Purchaser as liquidated damages.

4.

PURCHASER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH PURCHASER MAY SUFFER AS A RESULT OF THE FAILUE OF ANY SUCH CONDITION DUE TO THE A CAUSE OTHER THAN A DEFAULT BY PURCHASER.  THEREFORE PURCHASER AND SELLER DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE DAMAGES THAT PURCHASER WOULD SUFFER IN THE EVENT OF A FAILUE OF SUCH A CONDITION IS AND SHALL BE, AS PURCHASER’S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY), AN AMOUNT EQUAL TO THE LIQUIDATED DAMAGES AMOUNT.  SAID AMOUNT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT BY SELLER, ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES BEING HEREIN EXPRESSLY WAIVED BY PURCHASER.  THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO PURCHASER.

IN WITNESS WHEREOF, the parties have executed this Addendum to the Agreement as of May 7, 2015.

SELLER/COMPANY

PURCHASER

B4MC Gold Mines, Inc.

PacificWave Partners Limited

By: /s/ Elwood Shepard

By: /s/ Henrik Rouf

Its: President

Its: Managing Director